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                                                                    EXHIBIT 21.1



                         Subsidiaries of the Registrant


               Name of Subsidiary                      Jurisdiction
               ------------------                      ------------

               BackWeb Technologies, Inc.              Delaware
               BackWeb Canada Inc.                     Canada
               BackWeb Technologies B.V.               Netherlands
               BackWeb K.K.                            Japan
               BackWeb Technologies SARL               France
               BackWeb Technologies GmbH               Germany
               BackWeb Technologies AB                 Sweden
               BackWeb Technologies (U.K.) Ltd.        United Kingdom